UNITED STATES
                  SECURITIES AND EXCHANGE COMMMISSION
                       Washington, D.C. 20549


                              FORM 8-K
                           Current Report
                Pursuant to Section 13 or 15d of the
                  Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  February 18, 2003


                   First Consumers National Bank
                   First Consumers Master Trust

   (Exact name of co-registrants as specified in their charter)


Illinois                 333-48860 and     93-0982044
                         333-48860-01


(State of incorporation  (Commission file  (I.R.S. Employer
 of First Consumers       numbers)          Indentification No.
 Master Trust)                              of First Consumers
                                            National Bank)


   9300 S.W. Gemini Drive,
   Beaverton, OR                               97008
  (Address of principal executive offices
   of First Consumers National Bank)          (Zip Code)


                            (800) 876-3262
(First Consumers National Bank telephone number, including area code)

                               No Change
  (Former name or Former address, if changed since last report)



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Item 5. Other events


On February 18, 2003, First Consumers Credit Card Master Note Trust made available the Monthly Noteholders' Statement for the monthly period beginning January 1, 2003 and ending January 31, 2003, which is attached as
Exhibit 20.1 hereto.

In addition, for the reporting period ended February 28, 2003, FCNB, as Servicer, has forecasted that the Issuer will not meet certain minimum performance requirements related to the Issuer's securitization transactions.

If the two bankcard Series fail to meet these minimum performance requirements, there would be an automatic Pay Out Event applicable to these two Series, as well as to the remaining bankcard Series as a result of cross-default provisions, in early March 2003.

The Office of the Comptroller of the Currency (the "OCC"), which supervises FCNB, approved a disposition plan providing for the sale or liquidation of the bankcard portfolio by April 30, 2003, as part of an agreement with the OCC to liquidate FCNB at some point thereafter. Under the terms of this plan, if FCNB did not receive an acceptable offer to buy the bankcard portfolio in January 2003, it was required to implement plans to liquidate its bankcard portfolio.

On February 14, 2003, the Company received a letter from the OCC requiring FCNB to immediately begin the process of liquidating the bankcard portfolio and indicating the steps it must take to do so. The OCC letter requires
FCNB to: 1) notify the trustee for each of the Company's bankcard Series that FCNB will either amend the relevant securitization documents to replace FCNB with a successor servicer and administrator or resign as servicer and administrator at the earliest date permissible under the agreements,
2) cease all credit card solicitations for its bankcards, 3) cease accepting new bankcard applications and credit lines and offering credit line increases to any existing bankcard account, 4) notify cardholders that FCNB will no longer honor bankcard charges on or before March 31, 2003, and 5) cease accepting new charges on existing bankcard accounts on or before April 1, 2003.

FCNB has complied and continues to comply with the OCC requirements set forth in its letter of February 14, 2003 . As part of the compliance with these requirements, FCNB issued a notice of termination of charging privileges to its cardholders on February 28, 2003. The notice indicates that charging privileges will be terminated for the FCNB MasterCard and FCNB Visa cards on March 7, 2003.

Finally, on February 24, 2003 Fitch lowered its ratings on all classes of First Consumers Master Trust series 2001-A. The downgrades include:
1) a downgrade from "AA-" to "A" on the Class A series, 2) a downgrade from "BBB+" to "BB+" on the Class B series, and 3) a downgrade from "BBB" to "BB+" on the Class C series.

In addition, on March 5, 2003, Standard & Poor's lowered its rating on all classes of the First Consumers Credit Card Master Note Trust series 1999-A securities and First Consumers Credit Card Master Note Trust series 2001-A securities. The downgrades include: 1) a downgrade from "AA" to "BBB+" on the Class A series of both the 1999-A and 2001-A securities,
2) a downgrade from "BBB" to "BB-" on the Class B 1999-A series,
3) a downgrade from "BBB+" to "BB" on the Class B 2001-A series, and
4) a downgrade from "BBB" to "BB" on the Class C 2001-A series. All classes remain on CreditWatch for further possible downgradings by both S&P & Fitch.

FCNB's independent auditors have informed the audit committee of Spiegel, Inc., FCNB's parent company, of certain internal control deficiencies related to FCNB, which constitute reportable conditions. Specifically, the deficiencies relate to routine transactions and accounting estimates, policies and procedures, and account balance classifications in the financial statements. FCNB and its parent company, Spiegel, Inc., have assigned the highest priority to the correction of these deficiencies and are committed to addressing them as soon as possible. FCNB believes that other controls are in place to mitigate the risk that these deficiencies could lead to material misstatements in FCNB's financial statements. In addition, as disclosed herein, Spiegel, Inc. has formalized a plan to sell their bankcard segment and FCNB will be sold or liquidated as part of the disposition of the bankcard segment.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

     Exhibit 20.1          Monthly Noteholders' Statement





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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  FIRST CONSUMERS NATIONAL BANK
                                  (Co-Registrant)

Dated: March 6, 2003           By: /s/ James E. Huston
                                       ------------------------
                                  Name:  James E. Huston
                                  Title: President and Chief Executive
                                         Officer








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EXHIBIT INDEX


Exhibit No.
20.1    Monthly Noteholder Statement



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